Exhibit 1.1

UPFC AUTO RECEIVABLES TRUST 2006-A

$242,000,000 AUTOMOBILE RECEIVABLES BACKED NOTES

UPFC AUTO RECEIVABLES CORP.

(SELLER)

UNITED AUTO CREDIT CORPORATION

(SERVICER AND SPONSOR)

UNDERWRITING AGREEMENT

June 6, 2006

Deutsche Bank Securities Inc.

      as Underwriter

60 Wall Street, 19th Floor

New York, New York 10005

Ladies and Gentlemen:

SECTION 1. Introduction. UPFC Auto Receivables Corp. (the “Seller”) proposes to cause UPFC Auto Receivables Trust 2006-A (the “Trust”) to issue and sell $52,000,000 principal amount of its Class A-1 Notes (the “Class A-1 Notes”), $94,000,000 principal amount of Class A-2 Notes (the “Class A-2 Notes”) and $96,000,000 principal amount of its Class A-3 Notes (the “Class A-3 Notes,” and together with the Class A-1 Notes and the Class A-2 Notes, the “Notes”) to Deutsche Bank Securities Inc., as underwriter (the “Underwriter”). The Notes will be issued pursuant to an Indenture, to be dated as of June 1, 2006 (the “Indenture”), between the Trust and Deutsche Bank Trust Company Americas, as indenture trustee (in such capacity, the “Indenture Trustee”) and trust collateral agent. The assets of the Trust will include, among other things, a pool of motor vehicle retail installment sale contracts originated by third-party dealers and then acquired by United Auto Credit Corporation (“UACC”) and sold to the Trust on the Closing Date (the “Receivables”) secured by new and used automobiles, light-duty trucks, sports utility vehicles and vans financed thereby (the “Vehicles”), certain monies received thereunder after the close of business on May 31, 2006 (the “Cutoff Date”), and the other property and the proceeds thereof to be conveyed to the Trust pursuant to the Sale and Servicing Agreement to be dated as of June 1, 2006 (the “Sale and Servicing Agreement”) among the Trust, the Seller, UACC, as Servicer, Deutsche Bank Trust Company Americas and Centerone Financial Services LLC, (the “Designated Backup Subservicer”). Pursuant to the Sale and Servicing Agreement, the Seller will sell the Receivables to the Trust and UACC will service the Receivables on behalf of the Trust. The Seller formed the Trust pursuant to a trust agreement, and it will be governed by an Amended and Restated Trust Agreement (the “Trust Agreement”) to be dated as of June 15, 2006 among the Seller and Wells Fargo Delaware Trust Company, as owner trustee (the “Owner Trustee”). The owner trust certificate (the “Certificate”), representing a fractional undivided interest in the Trust, will be issued to the Seller pursuant to the Trust Agreement.

The Seller will acquire the Receivables from UACC pursuant to the terms of the Sale Agreement (the “Sale Agreement”) dated as of June 1, 2006 between the Seller and UACC. UACC has acquired the Receivables from third-party dealers (the “Dealers”) pursuant to certain dealer retail agreements between each Dealer and UACC (collectively, the “Dealer Retail Agreements”).

MBIA Insurance Corporation (the “Insurer”) has agreed to indemnify UACC and the Underwriter and UACC and the Underwriter have each agreed to indemnify the Insurer pursuant to an Indemnification Agreement, dated as of June 15, 2006 (the “Indemnification Agreement”).

The Notes will be covered by a Note Guaranty Insurance Policy (the “Policy”) issued by the Insurer, pursuant to an Insurance Agreement, dated as of June 15, 2006 (the “Insurance Agreement”) among the Insurer, the Trust, UACC, the Seller, the Indenture Trustee, the Trust Collateral Agent and the Backup Servicer.

The Trust will pledge to the Collateral Agent a lien and security interest in all of its right, title and interest in the Spread Account pursuant to the terms of the Spread Account Agreement, dated as of June 15, 2006, among the Trust, the Insurer and the Indenture Trustee, the Trust Collateral Agent and the Collateral Agent.

Capitalized terms used but not otherwise defined in this Underwriting Agreement (this “Agreement”) shall have the meanings set forth in the Sale and Servicing Agreement or if not defined therein, then as defined in the Prospectus Supplement (as defined in Section 2(i) below). As used herein, the term “Transaction Documents” refers to the Sale and Servicing Agreement, the Indenture, the Spread Account Agreement, the Trust Agreement, the Insurance Agreement, the Indemnification Agreement, the Policy and the Sale Agreement.

At or prior to the time when sales to purchasers of the Notes were first made to investors by the Underwriter, which was approximately 11:15 a.m. on June 15, 2006 (the “Time of Sale”), the Seller had prepared the Preliminary Prospectus Supplement dated June 5, 2006 to the Prospectus dated June 5, 2006 (along with information referred to under the caption “Static Pool Data” therein regardless of whether it is deemed a part thereof under the Rules and Regulations (as defined in Section 2(ii) below), together the “Preliminary Prospectus”). If, subsequent to the Time of Sale and prior to the Closing Date, such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and the Underwriter terminates its old “Contracts of Sale” (within the meaning of Rule 159 under the Securities Act) and enters into new Contracts of Sale with investors in the Notes, then the “Preliminary Prospectus” will refer to the information conveyed to investors at the time of entry into such new Contract of Sale, in an amended Preliminary Prospectus approved by the Seller and the Underwriter that corrects such material misstatements or omissions (a “Corrected Prospectus”) and “Time of Sale” will refer to the time and date on which such new Contracts of Sale were entered into.

SECTION 2. Representations and Warranties. (a) As a condition of the obligations of the Underwriter to purchase the Notes, each of the Seller and UACC makes the representations and warranties set forth below to the Underwriter. To the extent a representation or warranty specifically relates to the Seller, such representation or warranty is made by the Seller and UACC jointly, and to the extent a representation or warranty specifically relates solely to UACC, such representation or warranty is only made by UACC and not by the Seller.

(i) The registration statement on Form S-3 (No. 333-131302), including the exhibits thereto, has been filed with the Securities and Exchange Commission (the “Commission”) for registration under the Securities Act, which registration statement has been declared effective by the Commission within the three years prior to the Closing Date and is still effective as of the date hereof. Such registration statement, including the exhibits thereto, as amended to the date hereof, is hereinafter called the “Registration

Statement”; the prospectus included in the Registration Statement, at the time the Registration Statement became effective, or as subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereinafter called the “Base Prospectus”; a prospectus supplement relating to the Notes, in the form first filed after the date hereof pursuant to Rule 424(b) under the Securities Act, including the Base Prospectus as so supplemented and together, along with information referred to under the caption “Static Pool Data” therein regardless of whether it is deemed a part of the Registration Statement or Base Prospectus under the Rules and Regulations, is hereinafter called the “Prospectus Supplement”; and the Base Prospectus together with the Prospectus Supplement are hereinafter called the “Prospectus.” Any preliminary form of the Prospectus that has heretofore been filed pursuant to Rule 424(b) is hereinafter called a “preliminary prospectus.” Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus or the Prospectus Supplement, shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the filing date of the Base Prospectus or Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act.

(ii) The Registration Statement as of the applicable effective date as to each part thereof pursuant to Rule 430B(f)(2) and any amendment thereto under the Securities Act (the “Effective Date”) and as of the Time of Sale, the Preliminary Prospectus, as of the date of the Time of Sale, and the Prospectus, as of the date of the Prospectus Supplement, complied in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”); and the information in the Registration Statement, as of the Effective Date and as of the Time of Sale, will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Preliminary Prospectus, as of the date of the Time of Sale and as of the Closing Date, will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations; and the Prospectus, and any amendments thereof and supplements thereto, as of the date of the Prospectus Supplement and as of the Closing Date, will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that neither UACC nor the Seller makes any representations or warranties as to (i) that part of the Registration Statement which constitutes the Statement of Qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) on Form T-1 (the “Form T-1”) of the Indenture Trustee (which will be represented and warranted to by the Indenture Trustee) and (ii) the information contained in or omitted from such Registration Statement or such Prospectus (or any supplement thereto) in reliance upon and in conformity with written information furnished to UACC by the Underwriter specifically for use in the preparation thereof which information consists solely of the information set forth in the chart following the second paragraph, the third, the fourth, the fifth and the sixth paragraph under the heading “Underwriting” in the Prospectus Supplement (the “Underwriter’s Information”).

(iii) The Preliminary Prospectus, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Seller makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter’s Information.

(iv) Since the respective dates as of which information is given in the Preliminary Prospectus and in the Prospectus there has not been any material adverse change, or, to the best of our knowledge, any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, earnings, business or operations of any of UACC or its subsidiaries, including the Seller and its subsidiaries, taken as a whole, except as disclosed to the Underwriter in writing prior to the date hereof.

(v) The Indenture has been qualified under the Trust Indenture Act.

(vi) The Trust Agreement is not required to be qualified under the Trust Indenture Act.

(vii) The Trust is not required to register under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(viii) The issuance and sale of the Notes have been duly authorized by all necessary corporate action of the Seller and, when executed, authenticated and delivered to and paid for by the Underwriter in accordance with the terms of this Agreement and the Indenture, the Notes will be valid and binding obligations of the Trust, enforceable in accordance with their terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights in general and to general principles of equity.

(ix) Each of the Seller and UACC has been duly incorporated and is validly existing as a corporation in good standing under the law of its jurisdiction of incorporation with full corporate power and authority to own, lease and operate its properties and assets and conduct its business as described in the Preliminary Prospectus and the Prospectus, is duly qualified to transact business and is in good standing in each jurisdiction in which its ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be in good standing would not have a material adverse effect on the ability of the Seller or UACC to perform its respective obligations under the Agreement and the Transaction Documents or on the consummation of the transactions as contemplated by the Transaction Documents, and has full corporate power and authority to execute and perform its obligations under this Agreement and the Transaction Documents to which it is a party.

(x) The execution and delivery of this Agreement have been duly authorized by all necessary corporate action of the Seller and UACC, and this Agreement has been duly executed and delivered by the Seller and UACC and when duly executed and delivered by the other parties hereto will be the legal, valid and binding agreement of the Seller and UACC, enforceable against the Seller and UACC in accordance with its terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights in general; to general principles of equity; and to limitations as to rights of indemnity under applicable securities laws.

(xi) The execution and delivery of the Transaction Documents to which it is a party have been duly authorized by all necessary corporate action of the Seller or UACC, as applicable, and, when duly executed and delivered by the Seller and UACC (assuming due authorization, execution and delivery by the other parties thereto), will be legal, valid and binding agreements of the Seller and UACC, enforceable against the Seller or UACC in accordance with their respective terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights in general and to general principles of equity.

(xii) The execution and delivery by each of the Seller and UACC of, and the performance by each of the Seller and UACC of its obligations under, this Agreement, each of the Transaction Documents to which it is a party and the Seller under the Notes, the issuance and sale of the Notes to the Underwriter by the Seller pursuant to this Agreement (subject to obtaining any consents or approvals as may be required under the securities or “blue sky” laws to various jurisdictions), the compliance by the Seller and UACC with the other provisions of this Agreement and the consummation of the other transactions herein contemplated do not (x) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except as such have been obtained or made or such as may be required under the securities or “blue sky” laws of various jurisdictions, or (y) conflict with or result in a breach or violation or acceleration of, or constitute a default under, any term or provision of the organizational documents of the Seller or UACC, any indenture mortgage, deed of trust, lease or other agreement or instrument to which the Seller or UACC is a party or by which any of them or their properties is bound or result in a violation of or contravene the terms of any statute, order or regulation applicable to the Seller or UACC of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Seller or UACC, or result in the creation of any lien upon any property or assets of the Seller or UACC (other than pursuant to the Transaction Documents), except where such conflict, breach, default or creation would not have a material adverse effect on the ability of the Seller and UACC to perform its respective obligations under the Agreement and the Transaction Documents or on the consummation of the transactions as contemplated by the Transaction Documents.

(xiii) None of the Seller or UACC is in violation of any term or provision of its charter documents or by-laws, or in breach of or in default under any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Seller or UACC, the consequence of which violation, breach or default would have (a) a materially adverse effect on or constitute a materially adverse change in the condition (financial or otherwise), earnings, properties, business affairs, net worth or results of operations of the Seller or UACC or (b) a material and adverse effect on its ability to perform its obligations under this Agreement or any of the Transaction Documents, in each case, to which it is a party.

(xiv) None of the Seller, UACC nor anyone acting on their behalf has taken any action that would require registration of the Seller or the Trust under the Investment Company Act; nor will the Seller nor UACC act, nor has either of them authorized nor will either of them authorize any person to act, in such manner.

(xv) Each of the Seller and UACC possesses all consents, licenses, certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, the absence of which would have a material adverse effect on the ability of the Seller and UACC to perform its respective obligations under the Agreement and the Transaction Documents or on the consummation of the transactions as contemplated by the Transaction Documents, and neither the Seller nor UACC has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on or constitute a materially adverse change in the condition (financial or otherwise), earnings, properties, business affairs, net worth or results of operations of the Seller or UACC, except as described in or contemplated by the Prospectus.

(xvi) No legal or governmental proceedings are pending or threatened to which the Seller or UACC is a party or to which the property of the Seller or UACC is subject except for such proceedings that would not, if the subject of any unfavorable decision, ruling or finding, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, properties, business affairs, net worth or results of operations of the Seller or UACC or the Seller’s or UACC’s ability to perform its obligations under this Agreement or the Transaction Documents or on the consummation of the transactions as contemplated by the Transaction Documents.

(xvii) No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any material indenture, mortgage, deed of trust, lease or other material agreement or instrument to which the Seller or UACC is a party or by which the Seller or UACC or any of its respective properties is bound.

(xviii) The Notes and the Transaction Documents conform in all material respects to the descriptions thereof contained in the Preliminary Prospectus and in the Prospectus.

(xix) Each of the Seller’s and UACC’s representations and warranties in the Transaction Documents are true and correct as of the date they are given therein and will be true and correct on the Closing Date, and such representations and warranties are incorporated herein by reference.

(xx) Other than as contemplated by this Agreement or as disclosed in the Preliminary Prospectus and in the Prospectus, there is no broker, finder or other party that is entitled to receive from the Seller or any of its Affiliates or the Underwriter, any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

(xxi) None of the Seller, UACC nor any of their Affiliates has entered into, nor will it enter into, any contractual arrangement with respect to the distribution of the Notes except for this Agreement.

(xxii) Assuming that the Notes are issued in accordance with the provisions of the Indenture and distributed in accordance with the terms of the Agreement and as described in the Prospectus, the Notes are “asset backed securities” within the meaning of, and satisfy the requirements for use of, Form S-3 under the Securities Act.

(xxiii) The Notes, when duly and validly executed by the Indenture Trustee, authenticated and delivered in accordance with the Indenture, and delivered and paid for pursuant hereto will be validly issued and outstanding and entitled to the benefits of the Indenture.

(xxiv) The Certificates, when duly and validly executed by the Owner Trustee, authenticated and delivered in accordance with the Trust Agreement, will be validly issued and outstanding and entitled to the benefits of the Trust Agreement.

(xxv) Any taxes, fees and other governmental charges due on or prior to the Closing Date (including, without limitation, sales taxes) in connection with the execution, delivery and performance of this Agreement and the Transaction Documents and the issuance of the Notes have been or will have been paid at or prior to the Closing Date.

(xxvi) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System.

(xxvii) As of the Time of Sale, the Seller was not and as of the Closing Date is not, an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(xxviii) The Seller has filed the Preliminary Prospectus and each Free Writing Prospectus required to have been filed under the Securities Act and the Rules and Regulations and it has done so within the applicable periods of time required under the Securities Act and the Rules and Regulations; provided, however that no Free Writing Prospectus has been filed with respect to this transaction.

(xxix) Prior to the date hereof, none of UACC, the Seller nor any of their Affiliates (including, without limitation, all officers and directors thereof) has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security in connection with the offering of the Notes.

(b) The above representations and warranties shall be deemed to be repeated in their entirety at and as of the Closing Date.

(c) The Underwriter hereby makes the representations and agrees to the statements contained in Annex A hereto.

SECTION 3. Purchase, Sale and Delivery of Notes. (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Seller agrees to cause the Trust to sell to the Underwriter, and the Underwriter agrees to purchase from the Trust the Notes, at a purchase price (the “Purchase Price”) equal to “$241,489,453.20”. Delivery of and payment for the Notes shall be made at the offices of Mitchell Silberberg & Knupp LLP, 11377 West Olympic Boulevard, Los Angeles, California 90064-1683 at 10:00 a.m. (New York time) on June 15, 2006 (or at such other place and time on the same or other date as shall be agreed to in writing by the Underwriter and the Seller, the “Closing Date”). Delivery of one or more global notes representing the Notes shall be made against payment of the aggregate purchase price in immediately available funds drawn to the order of the Seller. The global notes to be so delivered shall be registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”). The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive Notes representing the Notes will be available only under limited circumstances, as described in the Prospectus.

(a) The Seller hereby acknowledges that the payment of monies pursuant to Section 3(a) hereof (a “Payment”) by the Underwriter of the aggregate Purchase Price for the Notes does not constitute closing of a purchase and sale of the Notes. Only (1) the execution and delivery, by facsimile or otherwise, of a receipt for Notes by the Underwriter, and (2) the release of all Permitted Liens, by 4:00 p.m. (New York time) on the Closing Date, indicates completion of the closing of a purchase of the Notes from the Trust. Furthermore, in the event that the Underwriter makes a Payment to the Trust prior to the completion of the closing of a purchase of Notes, the Seller hereby acknowledges that until the Underwriter executes and delivers such receipt for the Notes and until all Permitted Liens have been released by or before 4:00 p.m. (New York time) on the Closing Date, the Trust will not be entitled to the Payment and the Seller shall cause the Trust to return the Payment to the Underwriter as soon as practicable (by wire transfer of same-day funds) upon demand. In the event that the closing of a purchase of Notes is not completed and the Payment is not returned by the Trust to the Underwriter on the same day the Payment was received by the Trust, the Seller agrees to pay, or otherwise cause the Trust to pay, to the Underwriter in respect of each day the Payment is not returned by it, in same-day funds, interest on the amount of such Payment in an amount representing the Underwriter’s cost of financing as reasonably determined by the Underwriter.

SECTION 4. Offering by the Underwriter. Upon the authorization by the Underwriter of the release of the Notes, the Underwriter proposes to offer the Notes for sale upon the terms and conditions set forth in this Agreement and the Prospectus.

SECTION 5. Covenants of the Seller and UACC. Each of the Seller and UACC covenants and agrees with the Underwriter as set forth below.

(a) To file the Prospectus, properly completed, with the Commission pursuant to and in accordance with Rule 424(b) under the Securities Act no later than the second business day following the day it is first used. The Seller will file with the Commission any Free Writing Prospectus delivered to investors in accordance with Section 6 as the Seller is required to file under the Securities Act and the Rules and Regulations, and to do so within the applicable period of time required under the Securities Act and the Rules and Regulations (which for the avoidance of doubt shall be in the case of a Free Writing Prospectus that is Pre-pricing and Pricing Information, the final version of the Pre-pricing and Pricing Information); provided, as to any Free Writing Prospectus delivered by the Underwriter, the Seller is given timely notice and copies of such Free Writing Prospectus. The Seller or UACC will advise the Underwriter promptly of any such filing under the Securities Act.

(b) To furnish to the Underwriter and counsel for the Underwriter, without charge, as many copies of the Registration Statement, Preliminary Prospectus and the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriter reasonably requests. The Prospectus shall be furnished on or prior to 12:00 noon, New York time, on or prior to the second business day preceding the Closing Date. All other documents shall be so furnished as soon as available and in such quantities as the Underwriter may reasonably request. The Seller or UACC will pay the expenses of printing, reproducing and distributing to the Underwriter all such documents.

(c) To advise the Underwriter promptly, in writing, of any proposal to amend or supplement the Registration Statement or the Prospectus and will not effect any such amendment or supplement to which the Underwriter shall reasonably object; and to also advise the Underwriter promptly of the effectiveness of each Registration Statement and of any amendment or supplement of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(d) To furnish the Underwriter with copies of the Preliminary Prospectus and the Prospectus and each amendment or supplement, during the period when any Underwriter is required to deliver a Prospectus under the Securities Act, at the cost and expense of UACC, each in such quantities as the Underwriter may from time to time reasonably request (and subsequent to such period, to assist the Underwriter in obtaining sufficient additional copies of the Prospectus, at the cost and expense of the Underwriter); and if, at any time prior to the expiration of the Prospectus delivery period under the Securities Act, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such

Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Prospectus, to notify the Underwriter and promptly prepare and file with the Commission (subject to the Underwriter’s prior review pursuant to Section 5(c)), at its own expense, an amendment or supplement which will correct such statement or omission, or an amendment which will effect such compliance. Upon the Underwriter’s request, the Seller will prepare and furnish without charge to the Underwriter and to any dealer in securities as many written and electronic copies as the Underwriter may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance. Neither the Underwriter’s consent to, nor the Underwriter’s distribution of any amendment or supplement to the Prospectus shall constitute a waiver of any of the conditions set forth in Section 8 hereof.

(e) The Seller will arrange for the qualification of the Notes for offering and sale in each jurisdiction as the Underwriter shall designate including, but not limited to, pursuant to applicable state securities (“Blue Sky”) laws of certain states of the United States of America or other U. S. jurisdictions so designated, and the Seller shall maintain such qualifications in effect for so long as may be necessary in order to complete the placement of the Notes; provided, however, that the Seller shall not be obliged to file any general consent to service of process or to qualify as a foreign corporation or as a securities dealer in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Seller will promptly advise the Underwriter of the receipt by the Seller of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(f) The Seller will cooperate with the Underwriter and use its best efforts to permit the Notes to be eligible for clearance and settlement through DTC.

(g) UACC and the Seller shall (i) furnish or make available to the Underwriter or its counsel such additional documents and information regarding UACC, the Seller and their respective affairs as the Underwriter may from time to time reasonably request prior to the Closing Date, including any and all documentation reasonably requested in connection with its due diligence efforts regarding information in the Registration Statement and the Prospectus and in order to evidence the accuracy or completeness of any of the conditions contained in this Agreement and (ii) provide the Underwriter or its advisors, or both, prior to acceptance of its subscription, the opportunity to ask questions of, and receive answers with respect to such matters.

(h) From the date hereof until the Closing Date, none of the Seller, UACC, nor any of their respective Affiliates will, without the prior written consent of the Underwriter, directly or indirectly, offer, sell or contract to sell or announce the offering of, in a public or private transaction, any other collateralized securities similar to the Notes.

(i) During the period beginning on the Closing Date and continuing until and including the date that is six months after the Closing Date, none of the Seller, UACC or any of their Affiliates shall offer, sell, contract to sell or otherwise dispose of any securities of the Trust, the Seller or UACC in a public offering that are substantially similar to the Notes, without first furnishing to the Underwriter an opinion of counsel (in form and from such firm as is reasonably satisfactory to the Underwriter and counsel to the Underwriter) stating that such public offering of securities would not result in any violation of federal or state securities laws with respect to the Notes.

(j) Until the retirement of the Notes, neither the Seller nor UACC shall, nor cause the Trust to, be or become an investment company that is or is required to be registered under Section 8 of the Investment Company Act.

(k) Until the retirement of the Notes, or until the Underwriter no longer maintains a secondary market in the Notes, whichever occurs first, UACC shall cause the Seller to and the Seller shall deliver to the Underwriter the annual statement of compliance and any annual independent certified public accountants’ report furnished to the Indenture Trustee pursuant to the Sale and Servicing Agreement, as soon as such statements and reports are furnished to the Indenture Trustee.

(l) So long as any of the Notes are outstanding, UACC shall cause the Seller to and the Seller shall deliver to the Underwriter: (i) all documents distributed to Noteholders and (ii) from time to time, any other information concerning UACC, the Seller or the Trust as the Underwriter may reasonably request only insofar as such information reasonably relates to the Registration Statement, the Prospectus or the transactions contemplated by the Transaction Documents.

(m) On or before the Closing Date, UACC and the Seller (to the extent applicable) shall each cause their computer records relating to the Receivables to be marked to show the Trust’s absolute ownership of the Receivables, and from and after the Closing Date neither the Seller nor UACC shall take any action inconsistent with the Trust’s ownership of such Receivables, other than as permitted by the Indenture or the Sale and Servicing Agreement.

(n) To the extent, if any, that any of the ratings assigned to the Notes by any of the rating agencies that initially rate the Notes are conditional upon the furnishing of documents or the taking of any other actions by the Seller or UACC, as the case may be, the relevant party shall furnish, or cause to be furnished, such documents and take any such other actions as promptly as possible.

(o) The Seller or UACC will cause the Trust to make generally available to Noteholders, as soon as practicable, but no later than sixteen months after the date hereof, an earnings statement of the Trust covering a period of at least twelve consecutive months beginning after the later of (i) the Effective Date of the Registration Statement relating to the Notes and (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement, it being understood that timely delivery of each Servicer’s Certificate pursuant to Section 4.9 of the Sale and Servicing Agreement satisfies this covenant.

SECTION 6. Preliminary Prospectus and Free Writing Prospectus.

(a) The following terms have the specified meanings for purposes of this Agreement:

(i) “Free Writing Prospectus” means and includes any information relating to the Offered Notes disseminated by the Seller or any Underwriter that constitutes a “free writing prospectus” within the meaning of Rule 405 under the Securities Act.

(ii) “Issuer Information” means the information contained in the Preliminary Prospectus (other than Underwriter’s Information), any Free Writing Prospectus (other than an Underwriter Free Writing Prospectus) and the Underwriter Free Writing Prospectus (solely limited to (A) information included in the Preliminary Prospectus and (B) Pre-pricing and Pricing Information).

(iii) “Underwriter Free Writing Prospectus” means a Free Writing Prospectus prepared by or on behalf of an Underwriter.

(iv) “Pre-pricing and Pricing Information” means the information in an Underwriter Free Writing Prospectus consisting of (A) the status of the subscriptions for each class of Notes, (B) weighted average lives, ratings, expected maturities and/or payment windows, benchmarks and legal finals for each class of Notes, (B) expected or actual pricing parameters for each class of Notes, (C) expected settlement and non offered notes and (D) CUSIP numbers, ERISA eligibility, pricing prepayment speed and clean up call.

(b) The Seller will not disseminate to any potential investor any information relating to the Notes that constitutes a “written communication” within the meaning of Rule 405 under the Securities Act, other than the Preliminary Prospectus and the Prospectus unless the Seller has obtained the prior consent of the Underwriter.

(c) Neither the Seller nor the Underwriter shall disseminate or file with the Commission any information relating to the Notes in reliance on Rule 167 or 426 under the Securities Act, nor shall the Seller or the Underwriter disseminate any Free Writing Prospectus “in a manner reasonably designed to lead to its broad unrestricted dissemination” within the meaning of Rule 433(d) under the Securities Act.

(d) Each Free Writing Prospectus shall bear the following legend, or a substantially similar legend that complies with Rule 433 under the Securities Act:

The Seller has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust, and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(866) 669-7629.

(e) In the event that the Seller or UACC become aware that, as of the Time of Sale, any Preliminary Prospectus contains or contained any untrue statement of material fact or omits or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading (a “Defective Prospectus”), such entity shall promptly notify the Underwriter of such untrue statement or omission no later than one business day after discovery and the Seller shall, if requested by the Underwriter, prepare and deliver to the Underwriter a Corrected Prospectus.

(f) The Underwriter represents, warrants, covenants and agrees with the Seller that:

(i) It has not provided and will not provide to any potential investor any information that would constitute “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, including, but not limited to any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Securities Act; other than that contained in one or more of (a) an Underwriter Free Writing Prospectus (consisting of information limited to (1) information included in the previously filed Preliminary Prospectus, (2) Pre-pricing and Pricing Information, (3) Intex .cdi files and (4) information customarily included in confirmations of sales of securities and notices of allocations), (b) the Preliminary Prospectus, (c) the Prospectus, and (d) information delivered in compliance with Rule 134 of the Securities Act.

(ii) In disseminating information to prospective investors, it has complied and will continue to comply fully with the Rules and Regulations, including but not limited to Rules 164 and 433 under the Securities Act and the requirements thereunder for filing and retention of Free Writing Prospectuses, including retaining any Free Writing Prospectuses they have used but which are not required to be filed for the required period.

(iii) Prior to entering into any Contract of Sale, the Underwriter shall convey the Preliminary Prospectus to the prospective investor. The Underwriter shall maintain sufficient records to document its conveyance of the Preliminary Prospectus to the potential investor prior to the formation of the related Contract of Sale and shall maintain such records as required by the Rules and Regulations.

(iv) If a Defective Prospectus has been corrected with a Corrected Prospectus delivered to the Underwriter, it shall (A) deliver the Corrected Prospectus to each investor with whom it entered into a Contract of Sale and that received the Defective Prospectus from it prior to entering into a new Contract of Sale with such investor, (B) notify such investor in a prominent fashion that the prior Contract of Sale with the investor, if any, has been terminated and of the investor’s rights as a result of such agreement and (C) provide such investor with an opportunity to affirmatively agree to purchase the Notes on the terms described in the Corrected Prospectus.

(g) The Underwriter shall deliver to the Seller, not less than one business day prior to the required date of filing thereof, all information included in an Underwriter Free Writing Prospectus required to be filed with the Commission under the Securities Act.

(h) In the event that the Underwriter shall incur any costs to any investor in connection with the reformation of the Contract of Sale with such investor that received a Defective Prospectus (except to the extent the Defective Prospectus results solely from statements or omissions made in reliance upon and in conformity with the Underwriter’s Information), the Seller and UACC jointly and severally agree to reimburse the Underwriter for such costs. In the event the Seller or UACC shall incur any costs in connection with a Defective Prospectus (to the extent the Defective Prospectus results solely from statements or omissions made in reliance upon and in conformity with the Underwriter’s Information), the Underwriter shall reimburse the Seller or UACC, as applicable, for such costs.

SECTION 7. Payment of Expenses. UACC will pay all expenses incident to the transactions contemplated by this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 9 hereof, including: (a) the preparation, printing and distribution of the Registration Statement, the Preliminary Prospectus and the Prospectus Supplement and each amendment or supplement thereto and delivery of copies thereof to the Underwriter, (b) the preparation of this Agreement, (c) the preparation, issuance and delivery of the Notes to the Underwriter (or any appointed clearing organizations), (d) the fees and disbursements of UACC’s and the Seller’s accountants, (e) the qualification of the Notes under state securities laws including filing fees and the fees and disbursements of counsel to the Underwriter in connection therewith and in connection with the preparation of any Blue Sky survey (including the printing and delivery thereof to the Underwriter), (f) any fees charged by rating agencies for the rating (or consideration of the rating) of the Notes, (g) the fees and expenses incurred with respect to any filing with, and review by, DTC or any similar organizations, (h) the fees and disbursements of the Indenture Trustee and its counsel, if any, (i) the fees and disbursements of the Owner Trustee and its counsel, if any, (j) the fees and expenses of Richards Layton & Finger, Delaware counsel to the Trust, (k) the reasonable fees and expenses of UACC’s and the Seller’s counsel, (l) the reasonable fees and expenses of counsel to the Underwriter and (m) any costs reimbursed to the Underwriter under section 6(g) above. In addition, if for any reason the purchase of the Notes by the Underwriter is not consummated (other than pursuant to Section 11 hereof), UACC will reimburse the Underwriter for all out-of-pocket expenses (including reasonable fees and disbursements of counsel to the Underwriter) incurred by them in connection with the offering of the Notes.

SECTION 8. Conditions of the Obligations of the Underwriter. The obligations of the Underwriter to purchase and pay for the Notes will be subject to the accuracy of the representations and warranties made herein, to the accuracy of the statements of officers made pursuant hereto, to the performance by the Seller and UACC of their obligations hereunder, and to the following additional conditions precedent:

(a) On the Closing Date, each of the Transaction Documents, the Notes and the Certificates shall have been duly authorized, executed and delivered by the parties thereto, shall be in full force and effect and no default shall exist thereunder, and the Owner Trustee and the Indenture Trustee shall have received a fully executed copy thereof or, with respect to the Notes and Certificates, a conformed copy thereof. The Transaction Documents, the Notes and the Certificates shall be substantially in the forms heretofore provided to the Underwriter.

(b) The Underwriter shall have received a letter, dated the date hereof, of Deloitte & Touche LLP, confirming that such accountants are independent public accountants within the meaning of the Securities Act and the Rules and Regulations, and substantially in the form of the drafts to which the Underwriter has previously agreed and otherwise in form and substance satisfactory to the Underwriter and counsel for the Underwriter (i) regarding certain numerical information (including static pool information) contained in the Preliminary Prospectus and the Prospectus and (ii) relating to certain agreed-upon procedures.

(c) The Underwriter shall have received a letter, dated the date hereof, of Grobstein, Horwarth & Company, confirming that such accountants are independent public accountants within the meaning of the Securities Act and the Rules and Regulations, and substantially in the form of the drafts to which the Underwriter has previously agreed and otherwise in form and substance satisfactory to the Underwriter and counsel for the Underwriter (i) regarding certain loss and delinquency information (including static pool information) contained in the Preliminary Prospectus and the Prospectus and (ii) relating to certain agreed-upon procedures.

(d) The Prospectus, the Preliminary Prospectus and each Free Writing Prospectus required to be filed with the Commission shall have been filed with the Commission in accordance with Rule 424(b) of the Securities Act and Section 5(a) hereof.

(e) (i) None of the Seller, UACC nor any of their subsidiaries shall have sustained, since the date of the latest audited financial statements provided to the Underwriter, any material loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Preliminary Prospectus, the Registration Statement or the Prospectus, and (ii) since the respective dates as of which information is given in the Preliminary Prospectus, the Registration Statement and the Prospectus there shall not have been any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, or results of operations of the Seller, UACC, and their respective subsidiaries, otherwise than as set forth or contemplated in the Preliminary Prospectus, the Registration Statement and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), in the judgment of the Underwriter, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes on the terms and in the manner contemplated in this Agreement and in the Prospectus.

(f) The Underwriter shall have received the opinion or opinions of Mitchell Silberberg & Knupp LLP, counsel to UACC and the Seller, dated the Closing Date, with respect to certain corporate matters satisfactory in form and substance to the Underwriter and counsel to the Underwriter, to the effect that:

1. UACC has been duly incorporated and is validly existing and in good standing under the laws of the State of California, with corporate power and authority to own its properties and, to conduct its business as described in the Preliminary Prospectus and the Prospectus and to execute, deliver and perform its obligations under the Transaction Documents to which it is a party, and is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the location of its properties or the character of its operations makes such qualification necessary, except such jurisdictions, if any, in which the failure to be so qualified will not have a material adverse effect on either the business or properties of UACC and except to the extent the requirement to be so qualified is preempted by applicable federal law.

2. Each of the Transaction Documents to which UACC is a party has been duly authorized, executed and delivered by UACC, and, assuming the due authorization, execution and delivery by the other parties thereto (other than the due authorization, execution and delivery by UACC) constitutes the valid, legal and binding obligation of UACC, enforceable against UACC in accordance with its terms, to the extent the enforcement of remedies is reasonably necessary to protect the interests of the parties, subject to the further qualification that enforcement of the rights and remedies created thereby is subject to and may be limited by: (a) any applicable bankruptcy, insolvency, reorganization, moratorium, or other laws or equitable principles now or hereafter in effect affecting the enforcement of creditors’ rights generally; (b) limitations imposed on the availability of equitable remedies, including injunctive relief and the remedy of specific performance, all of which may be subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought; and (c) the assumption that such other parties thereto will proceed in a commercially reasonable manner under the circumstances and that such Transaction Documents also constitute the valid, legal and binding obligation of such other parties thereto.

3. The Seller has been duly incorporated and is validly existing and in good standing under the laws of the State of California, with corporate power and authority to own its properties, and to conduct its business as described in the Preliminary Prospectus and the Prospectus and to execute, deliver and perform its obligations under the Transaction Documents to which it is a party, and is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the location of its properties or the character of its operations makes such qualification necessary, except such jurisdictions, if any, in which the failure to be so qualified will not have a material adverse effect on either the business or properties of the Seller.

4. Each of the Transaction Documents to which the Seller is a party has been duly authorized, executed and delivered by the Seller, and, assuming the due authorization, execution and delivery by the other parties thereto (other than the due authorization, execution and delivery by the Seller) constitutes the valid, legal and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, to the extent the enforcement of remedies is reasonably necessary to protect the interests of the parties, subject to the further qualification that enforcement of the rights and remedies created thereby is subject to and may be limited by: (a) any applicable bankruptcy, insolvency, reorganization, moratorium, or other laws or equitable principles now or hereafter in effect affecting the enforcement of creditors’ rights generally; (b) limitations imposed on the availability of equitable remedies, including injunctive relief and the remedy of specific performance, all of which may be subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought; and (c) the assumption that such other parties thereto will proceed in a commercially reasonable manner under the circumstances and that such Transaction Documents also constitute the valid, legal and binding obligation of such other parties thereto.

5. When the Notes have been validly executed, authenticated and delivered in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriter pursuant to this Agreement, the Notes will constitute valid and binding obligations of the Trust enforceable in accordance with their terms and entitled to the benefits of the Indenture, except that enforceability thereof may be subject to (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity regardless of whether such enforceability is considered in a proceeding at law or in equity.

6. The execution, delivery and performance of the Transaction Documents to which UACC and the Seller is a party will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of UACC or the Seller, respectively, pursuant to the terms of its articles of incorporation or its by-laws, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over UACC or the Seller or any of its respective properties or any material agreement or instrument known to us after due investigation, to which UACC or the Seller is a party or by which either of its respective properties are bound.

7. To the best of our knowledge, there are no legal or governmental proceedings pending to which UACC or the Seller is a party or of which any property of UACC or the Seller is the subject, and no such proceedings are known to us to be threatened or contemplated by governmental authorities or threatened by others (A) asserting the invalidity of all or any part of any Transaction Document or (B) that could materially adversely affect the ability of any of UACC or the Seller to perform its respective obligations under any of the Transaction Documents to which it is a party.

8. The execution and delivery by UACC or the Seller of the Transaction Documents to which it is a party, the consummation of the transactions contemplated thereby and compliance with any of the provisions thereof by each of them will not violate (A) any of the terms, conditions or provisions of its respective articles of incorporation or its respective by-laws, each as amended, (B) any federal or State of California statute, rule or regulation applicable to UACC or the Seller (other than federal and state securities or blue sky laws, as to which we do not express any opinion), or (C) any judgment, written injunction, decree, order or ruling of any court or governmental authority binding on UACC or the Seller of which we have knowledge.

9. To our knowledge, the execution, delivery and performance by each of UACC and the Seller of the Transaction Documents to which it is a party will not violate or result in a material breach of any of the terms of or constitute a material default under or (except as contemplated in the Transaction Documents) result in the creation of any lien, charge or encumbrance on any property or assets of each of UACC or the Seller, pursuant to the terms of any indenture, mortgage, deed of trust or other material agreement to which either is a party.

10. No consent or approval of, notice to, filing with, or other action by any California or federal governmental entity is required for the execution and delivery by each of UACC or the Seller of the Transaction Documents to which it is a party or the consummation by either of them of the transactions contemplated thereby where the failure to make or obtain such consent or approval of, notice to, filing with, or other action by, or take such action would reasonably be expected to have a material adverse effect on the ability of such entity to perform its obligations under the Transaction Documents, except for (A) the filing of UCC financing statements, (B) filings and other actions required pursuant to state securities or blue sky laws (as to which we do not express any opinion), and (C) those that have already been obtained, made or taken.

11. As to each security interest in a Financed Vehicle created by a Receivable, notwithstanding that each such Receivable may not be stamped to reflect its transfer to the Seller, nor will the certificate of title be so stamped or re-registered to reflect the transfer of the Receivable to the Seller, the Seller will have a first-priority perfected security interest in each such Financed Vehicle and no filing or other action is necessary to perfect or continue the first-priority perfected status of such security interest as against creditors of or transferees from the obligor under such Receivable, so long as such Financed Vehicle is not removed from the State of California for a period longer than four months, or before the end of such four-month period, the Servicer perfects such security interest under applicable law; provided that (a) no opinion is rendered as to a security interest in a Financed Vehicle as to which neither a properly endorsed certificate of ownership naming UACC as legal owner nor an application for an original registration together with an application for registration of UACC as legal owner, has been deposited with the California Department of Motor Vehicles, together with payment of all applicable fees; (b) no opinion is given as to the enforceability of the security interest in a Financed Vehicle as against a subsequent owner of a Financed Vehicle or a holder or assignee of a certificate of ownership relating to such Financed Vehicle obtained through fraudulent or negligent transfer of such certificate of ownership; (c) no opinion is given as to a security interest in Financed Vehicles located other than in the State of California at the time the Receivable as to that vehicle was originated by UACC; (d) no opinion is given as to the enforceability of the security interest in a Financed Vehicle as against a lien for services, materials or storage with respect to the Financed Vehicle, or as to any inchoate lien including the lien of any governmental, quasi-governmental or taxing authority; and (e) no opinion is given as to a security interest in a Financed Vehicle as to which there has been a material error made in the description of that Financed Vehicle in either the Receivable or the certificate of ownership.

12. UACC’s sale and assignment of the Receivables to the Seller will vest in the Seller all of UACC’s right, title and interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

13. The Registration Statement, the Preliminary Prospectus, and the Prospectus (except the financial statements and other financial, numerical, quantitative and statistical information contained or incorporated by reference therein, as to which we express no view) comply as to form in all material respects with the requirements of the Securities Act of 1933 and the rules and regulations promulgated thereunder.

14. The Indenture has been duly qualified under the Trust Indenture Act of 1939 as amended (the “Trust Indenture Act”).

15. The Registration Statement is effective under the Act and, to the best of our knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated or threatened by the Commission.

16. Neither the Trust nor the Seller is an “investment company” or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”) and neither the Trust nor the Seller is required to register under the Investment Company Act.

17. The Trust Agreement is not required to be qualified under the Trust Indenture Act.

18. The statements in the Base Prospectus, set forth under the captions “Description of the Notes” and “Description of the Transaction Agreements,” as modified by the statements in the Preliminary Prospectus Supplement and the Prospectus Supplement set forth under the captions “Description of the Notes,” and “Description of the Transaction Documents,” to the extent such statements purport to summarize certain provisions of the Notes or of the Transaction Documents, are fair and accurate in all material respects.

19. The statements in the Preliminary Prospectus Supplement and the Prospectus Supplement under the captions “Summary—ERISA Considerations,” and “ERISA Considerations,” and in the Base Prospectus under the headings “ERISA Considerations,” to the extent that they constitute matters of federal or California law, or federal or California legal conclusions, provide a fair and accurate summary of such law or conclusions.

20. We have participated in conferences with officers and other representatives of the Underwriter, UACC, the Seller, the Designated Backup Subservicer and others at which the contents of the Registration Statement, the Preliminary Prospectus, the Prospectus and related matters were discussed and, although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, Preliminary Prospectus, or the Prospectus in this opinion, on the basis of the foregoing (relying as to materiality to a large extent upon the statements of officers and other representatives of the Seller and UACC), no facts have come to our attention which would lead us to believe that the Registration Statement, the Preliminary Prospectus, or the Prospectus (other than (x) the financial statements and schedules thereto, (y) other financial, numerical, quantitative and statistical information contained or incorporated by reference therein and (z) the Underwriter’s Information and the information under the captions “The Insurer” or “The Policy,” as to all of which we express no view) on the date of this Agreement or on the Closing Date or with respect to the Prospectus Supplement as of the Time of Sale contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made, not misleading.

(g) The Underwriter shall have received an opinion addressed to it of Mitchell Silberberg & Knupp LLP, in its capacity as counsel to UACC and the Seller, dated the Closing Date to the effect that:

1. In a properly presented and argued case in a proceeding under Title 11 of the United States Code, 11 U.S.C. § 101 et seq. (the “Bankruptcy Code”) in which UACC is the debtor, the bankruptcy court would not, under applicable federal bankruptcy law, apply the doctrine of substantive consolidation to consolidate the assets and liabilities of the Seller with the assets and liabilities of UACC.

2. In a properly presented and argued case in a proceeding under the Bankruptcy Code, in which UACC is the debtor, the bankruptcy court would determine that, with respect to the sale of the Receivables from UACC to the Seller, such sale was a “true sale.”

3. If UACC were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, would hold that (A) the Receivables sold to the Seller are not property of the estate of UACC under Section 541 of the Bankruptcy Code and (B) the automatic stay arising pursuant to Section 362 of the Bankruptcy Code would not operate to stay payments by UACC of collections on the Receivables in accordance with the Transaction Agreements.

(h) The Underwriter shall have received the opinion of Mitchell Silberberg & Knupp LLP, dated the Closing Date, satisfactory in form and substance to the Underwriter, to the effect that:

1. The Sale Agreement is effective to create a valid security interest in the Receivables and Seller Assets (as defined in the Sale Agreement) transferred to the Seller pursuant to the Sale Agreement, in favor of the Seller.

2. The Sale and Servicing Agreement creates a valid security interest in favor of the Trust in the Seller’s right, title and interest in and to the Receivables and the related Article 9 Collateral transferred to the Trust pursuant to the Sale and Servicing Agreement;

3. The Indenture creates a valid security interest in favor of the Indenture Trustee in the Trust’s right, title and interest in and to the Receivables and the related Article 9 Collateral pledged to the Indenture Trustee pursuant to the Indenture; and

4. The filing of the Financing Statements in the Filing Office will be effective to perfect the security interest of each Assignee described in paragraphs (1), (2) and (3) above in the Receivables and the related Article 9 Filing Collateral. Such security interest in favor of each Assignee will be prior to any security interest in the Receivables and the related Article 9 Filing Collateral (other than Article 9 Filing Collateral consisting of investment property) in favor of any other creditor of the related Assignor.

5. The Spread Account Agreement creates a valid security interest in favor of the Collateral Agent in the right, title and interest of the Trust in and to the Spread Account Agreement Collateral (as defined in the Spread Account Agreement) securing the obligations of the Trust under the Spread Account Agreement.

6. The provisions of the Spread Account Agreement are effective to perfect the security interest of the Collateral Agent described in paragraph (5) above in the Spread Account Agreement Collateral. The security interest described in paragraph (5) above in the Spread Account Agreement Collateral will be prior to any security interest in the Spread Account Agreement Collateral in favor of any other creditor of the Trust.

(i) The Underwriter shall have received an opinion of counsel of Mitchell Silberberg & Knupp LLP, special tax counsel for the Seller and the Trust, subject to customary qualifications, assumptions, limitations and exceptions, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter to the effect that:

1. The Notes will be treated as debt for United States federal income tax purposes. For purposes of the preceding sentence, no opinion is expressed with respect to Notes held by the Seller or a person related to the Seller;

2. For United States federal income tax purposes, neither the Trust nor any portion of the Trust will be classified as a corporation or a publicly traded partnership taxable as a corporation; and

3. The statements in the Preliminary Prospectus Supplement and the Prospectus Supplement under the heading “Material Federal Income Tax Consequences” and in the Base Prospectus under the heading “Material Federal Income Tax Consequences,” to the extent they constitute matters of law or legal conclusions, accurately describe the material United States federal income tax consequences to beneficial owners of the Notes.

(j) The Underwriter shall have received an opinion of Richards, Layton & Finger P.A., special Delaware counsel to the Trust, dated the Closing Date and satisfactory in form and substance to the Underwriter and counsel for the Underwriter, to the effect that:

1. The Financing Statement is in an appropriate form for filing with the Division.

2. Insofar as Article 9 of the Uniform Commercial Code as in effect in the State of Delaware on the date hereof (the “Delaware UCC”) is applicable (without regard to conflict of laws principles), upon the filing of the Financing Statement with the Division, the Trust Collateral Agent will have a perfected security interest in the Trust’s rights in that portion of the Collateral (as defined in the Indenture) described in the Financing Statement in which a security interest may be perfected by the filing of a UCC financing statement with the Division (the “Filing Collateral”) and the proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) thereof.

3. The Search Report sets forth the proper filing office and the proper debtor necessary to identify those Persons who under the Delaware UCC have on file financing statements against the Trust covering the Filing Collateral as of the Effective Time. The Search Report identifies no secured party who has on file with the Division a currently effective financing statement naming the Trust as debtor and describing the Filing Collateral prior to the Effective Time.

(k) The Underwriter shall have received and opinion of Richards, Layton & Finger P.A., counsel to the Owner Trustee, dated the Closing Date and satisfactory in form and substance to the Underwriter and counsel for the Underwriter, to the effect that:

1. The Owner Trustee is duly formed and validly existing and in good standing as a limited purpose trust company under the laws of the State of Delaware and has the power and authority to execute, deliver and perform the Trust Agreement.

2. The Trust Agreement has been duly authorized, executed and delivered by the Owner Trustee and constitutes a legal, valid and binding obligation of The Owner Trustee, enforceable against The Owner Trustee, in accordance with its terms.

3. Neither the execution, delivery and performance by the Owner Trustee of the Trust Agreement, nor the consummation of any of the transactions by the Owner Trustee contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency under the laws of the State of Delaware governing the Trust powers of the Owner Trustee.

4. Neither the execution, delivery and performance by the Owner Trustee of the Trust Agreement, nor the consummation of any of the transactions by the Owner Trustee contemplated thereby, is in violation of the articles of association or bylaws of the Owner Trustee or the laws of the State of Delaware governing the trust powers of the Owner Trustee.

(l) The Underwriter shall have received an opinion of Richards, Layton & Finger P.A., special Delaware counsel to the Trust, dated the Closing Date and satisfactory in form and substance to the Underwriter and counsel for the Underwriter, to the effect that:

1. The Trust has been duly formed and is validly existing and in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq. (the “Act”), and has the power and authority under the Trust Agreement and the Act to execute, deliver and perform its obligations under the Trust Documents.

2. The Trust Documents have been duly authorized, executed and delivered by the Trust.

3. The Trust Agreement is a legal, valid and binding obligation of the Seller and the Owner Trustee, enforceable against the Seller and the Owner Trustee, in accordance with its terms.

4. Neither the execution, delivery and performance by the Trust of the Trust Documents, nor the consummation by the Trust of any of the transactions contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of the Certificate of Trust and any financing statements with the Secretary of State.

5. Neither the execution, delivery and performance by the Trust of the Trust Documents, nor the consummation by the Trust of the transactions contemplated thereby, is in violation of the Trust Agreement or of any law, rule or regulation of the State of Delaware applicable to the Trust.

6. Under § 3805(b) of the Act, no creditor of any Certificateholder shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust except in accordance with the terms of the Trust Agreement.

7. Under § 3805(c) of the Act, except to the extent otherwise provided in the Trust Agreement, a Certificateholder has no interest in specific Trust property.

8. Under § 3808(a) and (b) of the Act, the Trust may not be terminated or revoked by any Certificateholder, and the dissolution, termination or bankruptcy of any Certificateholder shall not result in the termination or dissolution of the Trust, except to the extent otherwise provided in the Trust Agreement.

9. The Certificates have been duly authorized by the Trust and, when duly executed and authenticated by the Trustee and delivered in accordance with the Trust Agreement, will be validly issued by the Trust and entitled to the benefits of the Trust Agreement.

(m) The Underwriter shall have received an opinion of White & Case LLP, counsel to the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to the Underwriter and counsel for the Underwriter, to the effect that:

1. Deutsche Bank Trust Company Americas (“Deutsche Bank”) has been duly incorporated and is validly existing as a banking corporation under the laws of the State of New York and has the power and authority to enter into, and to take all action required of it under the Transaction Documents to which it is a party.

2. Each of the Transaction Documents to which it is a party have been duly authorized, executed and delivered by Deutsche Bank in its respective capacities as Indenture Trustee, Trust Collateral Agent, Custodian, Backup Servicer and Collateral Agent and constitute valid and binding obligations of Deutsche Bank in its respective capacities as Indenture Trustee, Trust Collateral Agent, Custodian, Backup Servicer and Collateral Agent, enforceable against Deutsche Bank in its respective capacities as Indenture Trustee, Trust Collateral Agent, Custodian, Backup Servicer and Collateral Agent in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of credits’ rights generally, as such laws would apply in the event of a bankruptcy, insolvency or reorganization or similar occurrence affecting Deutsche Bank in its, respective capacities as Indenture Trustee, Trust Collateral Agent, Custodian, Backup Servicer and Collateral Agent and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3. The execution and delivery of each of the Transaction Documents by Deutsche Bank in its respective capacities as Indenture Trustee, Trust Collateral Agent, Custodian, Backup Servicer and Collateral Agent and the performance by Deutsche Bank in its respective capacities as Indenture Trustee, Trust Collateral Agent, Custodian, Backup Servicer and Collateral Agent of their terms, do not conflict with or result in a violation of (A) any law or regulation of the United States of America or the State of New York governing the banking or trust powers of Deutsche Bank, or (B) the Organization Certificate or By-laws of Deutsche Bank.

4. No approval, authorization or other action by, or filing with, any governmental authority of the United States of America or the State of New York having jurisdiction over the banking and trust powers of Deutsche Bank is required in connection with the execution and delivery by Deutsche Bank in its respective capacities as Indenture Trustee, Trust Collateral Agent, Custodian, Backup Servicer and Collateral Agent of each of the Agreements or the performance by Deutsche Bank in its respective capacities as Indenture Trustee, Trust Collateral Agent, Custodian, Backup Servicer and Collateral Agent of the terms of each of the Transaction Documents.

(n) The Underwriter shall have received an opinion of in-house counsel to the Designated Backup Subservicer, dated the Closing Date, satisfactory in form and substance to the Underwriter and counsel for the Underwriter to the effect that:

1. The Designated Backup Subservicer has been duly organized and is in good standing as a limited liability company under the Delaware Limited Liability Company Act, and has the power to own its properties and conduct its business as currently conducted. The Designated Backup Subservicer is duly qualified to do business, and is in good standing, in every other jurisdiction where the nature of its business requires it to be so qualified, except where the failure to do so would not have a material adverse effect on the ability of the Designated Backup Subservicer to perform its obligations under the Sale and Servicing Agreement.

2. The execution, delivery and performance by the Designated Backup Subservicer of the Sale and Servicing Agreement has been duly authorized and approved by all requisite company action on the part of the Designated Backup Subservicer. The Designated Backup Subservicer has the power and authority to execute and deliver and perform its obligations under the Sale Agreement. The Sale and Servicing Agreement has been duly executed and delivered by the Designated Backup Subservicer.

3. The execution and delivery by the Designated Backup Subservicer of the Sale and Servicing Agreement, and the performance by the Designated Backup Subservicer of its obligations thereunder, do not violate any provision of its Certificate of Formation or Limited Liability Company Agreement.

4. The execution and delivery by the Designated Backup Subservicer of the Sale and Servicing Agreement, and the performance by the Designated Backup Subservicer of its obligations thereunder, do not, to my knowledge: (i) breach or otherwise violate any Other Agreement, or (ii) breach or otherwise violate any court, in either case which breach or violation would result in a material adverse effect.

5. The execution and delivery by the Designated Backup Subservicer of the Sale and Servicing Agreement, and the performance by the Designated Backup Subservicer of its obligations thereunder, do not violate any law, statute, rule or regulation of the Opining Jurisdictions that a lawyer in the opining jurisdictions exercising customary professional diligence would reasonably recognize as being applicable the Designated Backup Subservicer, its properties or assets, which violation would be reasonably likely to result in a material adverse effect. For purposes of the opinion set forth in this paragraph, the term “violate” refers to a referenced act that would be prohibited by, or subject the Designated Backup Subservicer to a fine, penalty, or other similar sanction under, any statute or regulation of an Opinion Jurisdiction that a lawyer in the opinion jurisdiction exercising customary professional diligence would reasonably recognize as being directly applicable to the Designated Backup Subservicer.

6. To my knowledge, but without reviewing any court or other public records of any kind, there are no legal actions or other legal proceedings against the Designated Backup Subservicer pending or overtly threatened in writing, before any court, governmental agency or arbitrator, that (i) seek to affect enforceability of the Sale and Servicing Agreement, or (ii) that are reasonably likely to have a material adverse effect.

7. No order, consent or other authorization or approval of, or other action by, notice to, or filing with, any court, public board or governmental body or authority of the opining jurisdictions is required in connection with the execution and delivery by the Designated Backup Subservicer of the Sale Agreement, and the performance by the Designated Backup Subservicer of its agreements thereunder, except for such consents as have been obtained or made or which, if not obtained or made, would not be reasonably likely to result in a material adverse effect.

(o) The Underwriter shall have received the opinion of Kirkland & Ellis LLP, special legal counsel to the Designated Backup Subservicer to the effect that the Sale and Servicing Agreement is a valid and binding obligation of the Designated Backup Subservicer and is enforceable against the Designated Backup Subservicer in accordance with its terms.

(p) The Underwriter shall have received from counsel to the Insurer, a favorable opinion, dated the Closing Date, in form and substance satisfactory to the Underwriter and the Underwriter’s counsel, to the effect that the note guaranty insurance policy has been duly authorized, executed and delivered by the Insurer and constitutes the legal, valid, binding and enforceable agreement of the Insurer, subject as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights in general and by general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law, and as to such other matters as may be agreed upon by the Underwriter and the Insurer.

(q) The Underwriter shall have received an opinion from McKee Nelson LLP, counsel for the Underwriter, dated the Closing Date, with respect to such matters as the Underwriter may require.

(r) The Underwriter shall have received copies of each opinion of counsel delivered to the Rating Agencies, together with a letter addressed to the Underwriter, dated the Closing Date.

(s) The Underwriter shall have received certificates dated the Closing Date of any two of the President, Chief Financial Officer, any Vice President, the Controller or the Treasurer of the Seller and UACC in which such officers shall state that: (A) the representations and warranties made by such entity contained in the Transaction Documents and this Agreement are true and correct, that such party has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements on or before the Closing Date, (B) since the date of this Agreement there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, or in the earnings, business or operations of the Trust, the Seller or UACC except as disclosed to the Underwriter in writing, and (C) there are no actions, proceedings or investigations to which the Seller or UACC is a party or that are threatened before any court, administrative agency or other tribunal having jurisdiction over UACC or the Seller, (i) that are required to be disclosed in the Registration Statement, (ii) asserting the invalidity of this Agreement, any Transaction Document or the Notes, (iii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or the Transaction Documents, (iv) which could reasonably be expected to materially and adversely affect the performance by the Seller or UACC of its obligations under, or the validity or enforceability of, this Agreement, any Transaction Document or the Notes or (v) seeking adversely to affect the federal income tax attributes of the Notes as described in the Prospectus or the Preliminary Prospectus under the heading “MATERIAL FEDERAL INCOME TAX CONSEQUENCES.”

(t) The Underwriter shall have received evidence satisfactory to the Underwriter and counsel to the Underwriter that, on or before the Closing Date, UCC-1 financing statements, have been or are being filed in all applicable governmental offices reflecting (A) the transfer of the interest of UACC in the Receivables, and the proceeds thereof to the Seller pursuant to the Sale Agreement, (B) the transfer of the interest of the Seller in the Sale Agreement, the Receivables, and the proceeds thereof to the Trust pursuant to the Sale and Servicing Agreement, and (C) the grant by the Trust to the Indenture Trustee under the Indenture of a security interest in the interest of the Trust in the Sale Agreement, the Receivables, the Collateral and the proceeds thereof.

(u) The Class A-1 Notes shall be rated “A-1+: by Standard & Poor’s and “P-1” by Moody’s and the Class A-2 Notes and the Class A-3 Notes shall be rated “AAA” by Standard & Poor’s and “Aaa” by Moody’s, and neither corporation shall have placed the Notes under surveillance or review with possible negative implications.

(v) The Underwriter shall have received, from each of UACC and the Seller, a certificate executed by a secretary or assistant secretary thereof to which shall be attached certified copies of the: (i) charter, (ii) by-laws, (iii) applicable resolutions and (iv) designation of incumbency of each such entity.

(w) The Underwriter shall have received evidence of any required Lien releases to be filed or recorded (immediately following the Closing Date) with respect to the Permitted Liens affecting the Receivables from all applicable creditors of UACC, in form and substance satisfactory to the Underwriter and counsel to the Underwriter.

(x) The Underwriter shall have received from the Indenture Trustee, a certificate stating that any information contained in the Statement of Eligibility and Qualification (Form T-1) filed with the Registration Statement, is true, accurate and complete.

(y) All representations and warranties made by or on behalf of UACC and the Seller in the Transaction Documents to which each is a party are true and correct as of the Closing Date.

The Seller will provide or cause to be provided to the Underwriter conformed copies of such opinions, certificates, letters and documents as the Underwriter or counsel to the Underwriter reasonably requests.

SECTION 9. Termination. This Agreement shall be subject to termination in the sole discretion of the Underwriter by notice to the Seller given on or prior to the Closing Date in the event that either the Seller or UACC shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date, (a) a stop order suspending the effectiveness of the Registration Statement shall have been issued or a proceeding for that purpose shall have been initiated or threatened by the Commission; (b) trading of any securities of UACC or the Seller shall have been suspended on any exchange or in any over-the-counter market; (c) subsequent to the execution and delivery of this Agreement, there shall have occurred an adverse change in the condition, financial or otherwise, in the earnings, affairs, regulatory situation or business prospects of UACC or the Seller reasonably determined by the Underwriter to be material; (d) any downgrading in the rating of any debt securities of the Seller or any of its affiliates or, if any, the Insurer by any “nationally recognized statistical rating organization” (as defined for the purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, or such rating shall have occurred; or (e) subsequent to the date of this Agreement there shall have occurred any of the following: (i) any suspension or limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange , or any suspension of trading of any securities of the Seller on any exchange or in the over-the-counter market or a suspension or material limitation in the trading in securities substantially similar to the Notes; (ii) a material disruption has occurred in securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe; (iii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (iv) the engagement by the United States in hostilities, or the escalation of such hostilities, or any calamity or crisis, if the effect of any such event described in this clause (iv) in the judgment of Underwriter makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus Supplement. Termination of this Agreement pursuant to this Section 9 shall be without liability of any party to any other party except for the liability of UACC in relation to the expenses as provided in Sections 7 hereof, the indemnity provided in Section 10 hereof and any liability arising before or in relation to such termination.

SECTION 10. Indemnification and Contribution.

(a) The Seller and UACC shall, jointly and severally, indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which the Underwriter or such controlling person may become subject under the Securities Act or otherwise, to the extent such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i) any untrue statement or alleged untrue statement made by the Seller or UACC in Section 2 hereof,

(ii) any untrue statement or alleged untrue statement of any material fact contained or incorporated in the Registration Statement, the Issuer Information or the Prospectus or any amendment or supplement thereto, or

(iii) the omission or alleged omission to state in the Registration Statement, the Issuer Information or the Prospectus or any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein, not misleading, and will reimburse, as incurred, each such indemnified party for any legal or other costs or expenses reasonably incurred by it in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Seller and UACC will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Issuer Information or the Prospectus or any amendment or supplement thereto in the Underwriter’s Information; provided, further, that the Seller and UACC shall not be liable to the Underwriter or any of the directors, officers, employees and agents of the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to any loss, claim, damage or liability that results from the fact that the Underwriter sold Notes to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, if delivery thereof was required, a copy of the Prospectus or the Prospectus as then amended or supplemented, whichever is most recent, if the Seller has previously furnished copies thereof to the Underwriter within a reasonable time period prior to such confirmation. The indemnity provided for in this Section 10 shall be in addition to any liability which the Seller and UACC may otherwise have. The Seller and UACC will not, without the prior written consent of the Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Underwriter or any person who controls the Underwriter is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent (i) includes an unconditional release of the Underwriter and such controlling persons from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or admission of, fault, culpability or a failure to act by or on behalf of any Underwriter or controlling person.

(b) The Underwriter will indemnify and hold harmless each of the Seller and UACC, each of its directors and officers and each person, if any, who controls the Seller or UACC within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Seller, UACC or any such director, officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Prospectus, any Free Writing Prospectus or the Prospectus Supplement (or any amendment or supplement thereto) or (ii) the omission or the alleged omission to state in the Preliminary Prospectus, any Free Writing Prospectus or the Prospectus Supplement (or any amendment or supplement thereto) a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriter’s Information, and will reimburse, as incurred, any legal or other expenses reasonably incurred by the Seller, UACC or any such director, officer or controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or any action in respect thereof. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) of this Section 10, such person (for purposes of this paragraph (c), the “indemnified party”) shall, promptly after receipt by such party of notice of the commencement of such action, notify the person against whom such indemnity may be sought (for purposes of this paragraph (c), the “indemnifying party”), but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 10. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (which may be counsel to such indemnifying party if otherwise reasonably acceptable to the indemnified party); provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense of any such action and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel in each applicable local jurisdiction) in any one action or separate but substantially similar actions arising out of the same general allegations or circumstances, designated in writing by the Underwriter in the case of paragraph (a) of this Section 10, representing the indemnified parties under such paragraph (a) who are parties to such action or actions), (ii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, (iii) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest or (iv) the indemnifying party has elected to assume the defense of such proceeding but has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified parties. All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party. No indemnifying party shall, without the written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 10 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of Notes or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Seller and UACC on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total proceeds from the offering of the Notes (before deducting expenses) received by the Seller and UACC (including for such purpose, the value of the Certificates) bear to the total discounts and commissions received by the Underwriter (the “Spread”) as set forth in the Prospectus. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller, UACC or the Underwriter, the parties’ relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Seller, UACC and the Underwriter agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph (d). Notwithstanding any other provision of this paragraph (d), the Underwriter shall not be obligated to make contributions hereunder that in the aggregate exceed the amount by which the Spread received by it in the initial offering of such Notes, less the aggregate amount of any damages that the Underwriter has otherwise been required to pay in respect of the same or any substantially similar claim, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each director, officer, employee and agent of the Underwriter shall have the same rights to contribution as the Underwriter, and each director of the Seller and UACC, each officer of the Seller and UACC and each person, if any, who controls the Seller and UACC within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Seller and UACC.

SECTION 11. Reserved.

SECTION 12. Survival of Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements set forth in or made pursuant to this Agreement or contained in certificates of officers submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof, and will survive delivery of and payment for the Notes. If for any reason the purchase of the Notes by the Underwriter is not consummated, each of the Seller and UACC shall remain responsible for the expenses to be paid or reimbursed pursuant to Section 7 and the obligations pursuant to Section 10 shall remain in effect. If for any reason the purchase of the Notes by the Underwriter is not consummated (other than as a result of any Underwriter’s breach under Section 4 of this Agreement), the Seller and UACC will reimburse the Underwriter upon demand, for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Underwriter in connection with the offering of the Notes.

SECTION 13. Obligations Solely Contractual in Nature. Each of the Seller and UACC acknowledges and agrees that the Underwriter’s responsibility to the Seller and UACC is solely contractual in nature and that none of the Underwriter or its affiliates shall be acting in a fiduciary or advisory capacity, or otherwise owe any fiduciary or advisory duty, to the Seller or UACC in connection with the offering of the Notes and the other transactions contemplated by this Agreement.

SECTION 14. Notices. Any notice or notification in any form to be given under this Agreement may be delivered in person or sent by mail, facsimile or telephone (subject in the case of a communication by telephone to confirmation by facsimile) addressed to:

in the case of the Seller:

UPFC Auto Receivables Corp.

3990 Westerly Place, Suite 200

Newport Beach, California 92660

Facsimile: (949) 224-1910

Attention: Arash A. Khazei

in the case of UACC:

United Auto Credit Corporation

3990 Westerly Place, Suite 200

Newport Beach, California 92660

Facsimile: (949) 224-1910

Attention: Arash A. Khazei

in the case of the Underwriter:

Deutsche Bank Securities Inc.

60 Wall Street

19th Floor

New York, New York 10005

Facsimile: (212) 797-2030

Attention: Rick Koppenhaver

Any such notice shall take effect, in the case of delivery, at the time of delivery and, in the case of facsimile, at the time of dispatch.

SECTION 15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors and agents, and the directors, officers and control persons referred to in Section 10, and no other person will have any rights or obligations hereunder.

SECTION 16. Reserved.

SECTION 17. Miscellaneous.

(a) Time shall be of the essence of this Agreement.

(b) The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect, the meaning or interpretation of this Agreement.

(c) For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange is open for trading, and (b) each of “subsidiary” and “Affiliate” has the meaning set forth in Rule 405 under the Securities Act.

(d) This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same Agreement and any party may enter into this Agreement by executing a counterpart.

(e) This Agreement shall inure to the benefit of and shall be binding upon the Underwriter, the Seller, UACC and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person, except that (i) the indemnities of the Seller and UACC contained in Section 10 hereof shall also be for the benefit of any person or persons who control any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the indemnities of the Underwriter contained in Section 10 hereof shall also be for the benefit of the directors of the Seller and UACC, the officers of the Seller and UACC and any person or persons who control the Seller or UACC within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. No purchaser of Notes from any Underwriter shall be deemed a successor because of such purchase.

(f) The respective representations, warranties, agreements, covenants, indemnities and other statements of the Seller and UACC, its officers and the Underwriter set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Seller or UACC, any of its officers, directors, employees or agents, any Underwriter or any controlling person referred to in Section 10 hereof and (ii) delivery of and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 10 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

SECTION 18. Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 19. Governing Law. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you this letter and such acceptance hereof shall constitute a binding agreement among the Underwriter and the Seller and UACC.

Very truly yours,

UPFC AUTO RECEIVABLES CORP.

By:
Name:
Title:

UNITED AUTO CREDIT CORPORATION

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC. as Underwriter

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE I

LIST OF OFFICES TO FILE FINANCING STATEMENTS

1.	UACC Financing Statements - California

2.	Seller Financing Statements – California